                                                                       EXHIBIT 1

                      E. I. DU PONT DE NEMOURS AND COMPANY

                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                                                     xxx x, 199x

Dear Sirs:

     E. I. du Pont de Nemours and Company, a Delaware corporation, (the "Company") proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 1(a) ("Securities"). The Securities will be issued under an indenture, dated as of June 1, 1992, between the Company and Bankers Trust Company, as Trustee, or Chemical Bank, as Trustee, as designated in the Terms Agreement, and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale. Particular series of the Securities may be sold to you and to such other firms on whose behalf you may act for resale in accordance with terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the "Purchased Securities". The firm or firms which agree to purchase the same are hereinafter referred to as the "Underwriters" of such Purchased Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 4(a) and 7), shall mean the Underwriters. The term "you" or "your", when used with reference to any particular offering of Purchased Securities, shall refer to those of you who are Underwriters with respect to such Purchased Securities. The term "Contract Securities" means any Purchased Securities to be purchased pursuant to the delayed delivery contracts referred to in Section 2(b) below.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters with respect to each offering of Purchased Securities that:

          (a) A registration statement (No. 33-xxxx), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended or supplemented by a prospectus supplement with respect to such offering of Purchased Securities referred to in Section 2 and all prior amendments and supplements thereto (other than supplements relating to Securities that are not Purchased Securities), are hereinafter referred to as the "Registration Statement", and such prospectus, as so amended or supplemented, including all material incorporated by reference therein, as the "Prospectus".

          (b) The Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations"), and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement or Prospectus based upon information furnished to the Company by the Underwriters expressly for use therein.

     2. Purchase and Offering. (a) The obligations of the Underwriters to purchase the Purchased Securities will be evidenced by an exchange of telegraphic or other written communications substantially in the form of
Schedule I attached hereto ("Terms Agreement") at each time the Company determines to sell Purchased Securities. Each Terms Agreement shall incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and shall specify the firms which will be Underwriters, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rates, if any, maturity, redemption provisions and sinking fund requirements. Each Terms Agreement shall also specify the time and date of delivery and payment for the Purchased Securities other than any Contract Securities ("Closing Date") and any details of the terms of offering which should be reflected in the Prospectus supplement relating to the offering of the Purchased Securities. Such Prospectus supplement shall set forth the terms contained in the Terms Agreement and such other information that you and we agree at the time of execution of the Terms Agreement should be included in the Prospectus supplement. The obligations of the Underwriters to purchase the Purchased Securities shall be several and not joint. It is understood that the Underwriters propose to offer the Purchased Securities for sale as set forth in such Prospectus supplement. The Purchased Securities will be in definitive form or book entry in such denominations and registered in such names as the Underwriters request.

     (b) If any Terms Agreement provides for sales of Purchased Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Contract Securities pursuant to delayed delivery contracts substantially in the form of Schedule II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay you as compensation, for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities shall be deducted from the Purchased Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that you determine that such reduction shall be otherwise and so advise the Company.

     3. Covenants of the Company. In connection with each offering of Purchased Securities, the Company covenants and agrees with the Underwriters that:

          (a) If at any time when, in the opinion of counsel for the Underwriters, a prospectus relating to the Purchased Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the Rules or Regulations, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance and furnish, at its own expense, copies of such amendment or supplement to you.

          (b) The Company will furnish to each Underwriter copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents (except that supplements relating to Securities that are not Purchased Securities will be furnished only to you), in each case as soon as available and in such quantities as you reasonably request.

          (c) Before amending or supplementing the Registration Statement or Prospectus with respect to any Purchased Securities, the Company will furnish you a copy of each such proposed amendment or supplement.

          (d) The Company will arrange for the qualification of the Purchased Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions within the United States as you designate and will continue such qualifications in effect so long as required for the distribution.

          (e) Not later than 45 days after the end of the 12-month period beginning at the end of any fiscal quarter of the Company during which the Closing Date occurs, the Company will make generally available to its security holders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred in connection with qualifications of the Purchased Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for rating of the Purchased Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (g) Until one business day after the Closing Date, the Company will not offer, sell, contract to sell or announce the offering of any of its debt securities covered by any registration statement filed under the Act without prior written notice to you.

     4. Conditions. The several obligations of the Underwriters to purchase and pay for any issue of Purchased Securities hereunder will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Subsequent to the execution of the Terms Agreement there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters (including any Representatives), materially impairs the investment quality of the Purchased Securities or (ii) any downgrading in the rating of the Company's debt securities or preferred stock by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

          (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          (c) The Underwriters shall have received the following:

             (i) A letter of Price Waterhouse dated the Closing Date, in form and substance satisfactory to you, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

             (ii) An opinion of the General Counsel or any Assistant General Counsel of the Company, dated the Closing Date, to the effect that:

                (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority under such laws to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the ownership or leasing of its properties or in which the conduct of its business requires such qualifications, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or properties of the Company;

                (B) The Purchased Securities have been duly authorized and executed and when authenticated, delivered to and paid for by the Underwriters or by institutional investors pursuant to any Delayed Delivery Contracts will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

                (C) The Indenture has been duly authorized, executed and delivered; has been duly qualified under the Trust Indenture Act; and constitutes a valid and legally binding instrument in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights;

                (D) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and Prospectus, as of the date of the Terms Agreement, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement, as of such date, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of the Purchased Securities and of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial data contained in the Registration Statement or Prospectus;

                (E) This Agreement, the Terms Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

                (F) The Issuance of the Purchased Securities in accordance with the Indenture and the sale thereof in accordance with the terms of this Agreement, the Terms Agreement, or of any Delayed Delivery Contracts do not and will not result in any violation of any of the terms or provisions of the Company's certificate of incorporation or Bylaws or of any indenture, mortgage or other agreement known to such counsel by which the Company is bound; and

                (G) No consent, approval, authorization or order of, or filing with, any regulatory board, agency or instrumentality having jurisdiction over the Company (other than registration under the Act and qualification under state securities or Blue Sky laws) is necessary in connection with the issuance and sale of the Purchased Securities.

             (iii) An opinion or opinions of counsel for the Underwriters as to such of the matters stated in clause (ii) above as you shall request.

             (iv) A certificate of any one of the Chairman, any Vice Chairman, the Senior Vice President -- DuPont Finance, the Vice President and Treasurer, the Vice President and Controller, the Vice
        President -- Treasury, or any Assistant Treasurer of the Company, dated the Closing Date, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus or as described in such certificate.

          (d) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriter have been approved by the Company.

     5. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter or such controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person, as incurred, for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such underwriter specifically for use therein; and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 5(a) and by the Company in the case of parties indemnified pursuant to Section 5(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Purchased Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Purchased Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Purchased Securities purchased by such Underwriters and not joint.

     6. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities under any Terms Agreement and the aggregate principal amount of Purchased Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Purchased Securities, you may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under such Terms Agreement, to purchase the Purchased Securities which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of Purchased Securities and arrangements satisfactory to you and the Company are not made within thirty-six hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. The foregoing obligations and agreements set forth in this Section will not apply if the Purchased Securities are being purchased pursuant to a "bought deal" which is identified as such in the Terms Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     7. Termination. If Purchased Securities are being purchased pursuant to a "firm bid" which is identified as such in the Terms Agreement, such Terms Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Purchased Securities, if prior to such time there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market if, in your judgment, the effect of any such suspension makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Purchased Securities; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Securities.

     8. Survival of Representations, Warranties, etc. The respective representations, warranties, agreements and indemnities of the Company and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Securities. If any Terms Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Purchased Securities by the Underwriters pursuant to such Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and the respective obligations of the Company and the Underwriters pursuant to Section 5 shall remain in effect. If any Terms Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or under such Terms Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or under such Terms Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated such Terms Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them in connection with the Purchased Securities.

     9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

     10. Miscellaneous. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            E. I. DU PONT DE NEMOURS AND COMPANY

                                            By..................................
                                                    Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By .................................
   Title:

                                                                      SCHEDULE I

                      E. I. DU PONT DE NEMOURS AND COMPANY
                                  ("COMPANY")

                                DEBT SECURITIES

                                TERMS AGREEMENT

E. I. DU PONT DE NEMOURS AND COMPANY
1007 Market Street
Wilmington, Delaware 19898

Attention: John C. Sargent

Dear Sirs:

     On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, severally and not jointly, on and subject to the terms and conditions of the Underwriting Agreement dated xxx x, 199x ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

          TITLE: [  %] [Floating Rate] Notes [Debentures--Bonds--Due
          ].

          PRINCIPAL AMOUNT:

          INTEREST: [  % per annum, from                , 19  , payable
     semiannually on                and                , commencing
                    , 19  to holders of record on the preceding
                         or                     as the case may be.] [Zero
     Coupon.]

        MATURITY:

          OPTIONAL REDEMPTION:

          SINKING FUND:

        DEFEASANCE:

          DELAYED DELIVERY CONTRACTS:

          PURCHASE PRICE:

          EXPECTED REOFFERING PRICE:

          OTHER TERMS: [This is a "firm bid" for purposes of Section 7 of the Underwriting Agreement]

        CLOSING:

        TRUSTEE:

     The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

     The provisions of the Underwriting Agreement are incorporated herein by reference [if appropriate, insert--, except that the obligations and agreements set forth in Section 6 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities and thus Terms Agreement shall be treated as a "bought deal"].

     Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and return it to us.

                                            Very truly yours,

                                            By: ................................
                                                Title:

                                   SCHEDULE A

                                                                                  PRINCIPAL
                                 UNDERWRITERS                                       AMOUNT
- ------------------------------------------------------------------------------   ------------
                                                                                 ------------
  Total.......................................................................   $
                                                                                 ------------
                                                                                 ------------

To:
       [Insert name(s) of other Representatives or Underwriters]
       As [Representative(s) of the Several] Underwriters(s),
            c/o

     We accept the offer contained in your [letter][wire], dated,             ,
19  , relating to $          million principal amount of our [insert title of
Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the
Underwriting Agreement dated             xx, 19xx ("Underwriting Agreement") are
true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                            Very truly yours,

                                            E. I. DU PONT DE NEMOURS AND COMPANY

                                                 By.............................
                                                                  [Insert Title]

                                                                     SCHEDULE II

                           DELAYED DELIVERY CONTRACT

                                                                            , 19

E. I. du Pont de Nemours and Company
  c/o [underwriters and address]

Dear Sirs:

     The undersigned hereby agrees to purchase from E. I. du Pont de Nemours and Company, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned

                                  $

principal amount of the Company's [state title of issue] (the "Securities"),
offered by the Company's Prospectus dated             and a Prospectus
Supplement dated             , 19  relating thereto, receipt of copies of which
are hereby acknowledged, at a purchase price of   % of the principal amount
thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

              DELIVERY                    PRINCIPAL                 PLUS ACCRUED
                DATE                       AMOUNT                  INTEREST FROM:
         -------------------         -------------------         -------------------
                                     $
                                     $
                                     $

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of
            , New York, N.Y., at      A.M. (New York time) on the Delivery Date,
upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The provisions for delayed delivery and payment are for the sole convenience of the undersigned. The purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract. The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to Underwriters of, such part of the Securities as is to be sold to them. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                          Yours very truly,

                                          -------------------------------------
                                                       (Purchaser)

                                          By
                                            -----------------------------------

                                            -----------------------------------
                                                         (Title)

                                            -----------------------------------

                                            -----------------------------------
                                                        (Address)

Accepted:

E. I. DU PONT DE NEMOURS AND COMPANY

By
  -------------------------------
                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                                   TELEPHONE NO.
                    NAME                       (INCLUDING AREA CODE)          DEPARTMENT
- --------------------------------------------   ----------------------   ----------------------

                                      II-2